UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - February 4, 2009

(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-16831	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of principal executive offices, including zip code)

(441) 295-2838

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, Ingersoll-Rand Company Limited (the “Company”) appointed Senior Vice President Michael W. Lamach as President and Chief Operating Officer. Chairman, President and Chief Executive Officer Herbert L. Henkel will remain as Chairman and Chief Executive Officer until his expected retirement in 2010.

Since June 2008, Mr. Lamach was Senior Vice President of the Company and President of the Trane Commercial business. From February 2004 when he joined the Company until June 2008, Mr. Lamach had served as President of the Security Technologies Sector. From 2003-2004 Mr. Lamach served as Group Vice President and Managing Director Europe/Asia for Johnson Controls, Inc., where he was employed for 18 years.

Mr. Lamach’s new position includes the following compensatory arrangements: annual base salary of $700,000; an Annual Incentive Matrix target equal to 110% of base salary; an annual stock option award target of $900,000; an annual Performance Share Program target of $900,000; and a one-time special stock option grant of 50,000 options, which will vest three years after from the date of grant. In addition, Mr. Lamach will receive a new change in control agreement with benefits consistent with those provided to the Company’s other Tier 1 Officers, which include the chief executive officer, the chief financial officer and the general counsel.

On February 4, 2009, the Board of Directors of the Company asked Mr. Henkel to defer his retirement from the Company until 2010 in order to oversee and manage an orderly transition of the Chief Executive Officer role, and agreed to set the interest rate used to determine Mr. Henkel’s lump sum pension plan payment. The Board approved an amendment to the pension plan that would determine and fix the interest rate used to calculate this payment for Mr. Henkel as of February 4, 2009. As provided in the pension plan, the rate used in determining this payment is the average of the monthly rates of 10 year Treasuries for the 12 months ended December 31, 2008. As a result of this change, Mr. Henkel may receive a lump sum pension payment that is larger or smaller than what he would have actually received if the interest rate were to be determined at the date of his retirement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Ingersoll-Rand Company Limited dated February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: February 10, 2009	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and
General Counsel

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